EXHIBIT 99.1

Tech Data Corporation Reports Fourth Quarter and Fiscal Year 2014 Results

Reports Record Quarterly Sales and Non-GAAP Earnings

CLEARWATER, Fla., April 9, 2014 (GLOBE NEWSWIRE) -- Tech Data Corporation (Nasdaq:TECD) (the "Company") today announced its financial results for the fourth quarter and fiscal year ended January 31, 2014. The Company also announced it has filed with the U.S. Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

	Fourth quarter ended January 31,		Twelve months ended January 31,
($ in millions, except per share amounts)	2014	2013	2014	2013
Net Sales	$7,973.1	$7,442.4	$26,821.9	$25,358.3

Operating income (GAAP)	$97.7	$57.4	$227.5	$263.7
Operating margin (GAAP)	1.23%	0.77%	0.85%	1.04%

Operating income (Non-GAAP)	$117.3	$94.2	$274.9	$310.3
Operating margin (Non-GAAP)	1.47%	1.27%	1.03%	1.22%

Net income (GAAP)	$109.8	$44.4	$179.9	$176.3
Net income (Non-GAAP)	$80.4	$58.5	$173.0	$197.5

EPS - diluted (GAAP)	$2.87	$1.17	$4.71	$4.50
EPS - diluted (Non-GAAP)	$2.10	$1.53	$4.52	$5.04

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.

This information is also available on the Investor Relations section of Tech Data's website at www.techdata.com.

Financial Highlights for the Fourth Quarter Ended January 31, 2014:

* Net Sales for the fourth quarter ended January 31, 2014 were $8.0 billion, an increase of 7 percent from $7.4 billion in the prior-year quarter. Excluding the positive impact of the strengthening of certain foreign currencies against the U.S. dollar, consolidated net sales increased approximately 5 percent from the prior-year quarter.

  The Americas: Net sales were $2.7 billion (34 percent of worldwide net sales), an increase of 4 percent from the prior-year quarter.
  Europe: Net sales were $5.3 billion (66 percent of worldwide net sales), an increase of 9 percent (an increase of 5 percent in euros), from the prior-year quarter.

* Gross margin was 4.99 percent, compared to 4.98 percent in the prior-year quarter.

* Selling, general and administrative expenses ("SG&A") were $288.0 million, or 3.61 percent of net sales, compared to $284.2 million, or 3.82 percent of net sales in the prior-year quarter. Non-GAAP SG&A was $280.7 million, or 3.52 percent of net sales, compared to $276.8 million, or 3.72 percent of net sales in the prior-year quarter.  The decrease in SG&A as a percentage of net sales is primarily attributable to increased operating leverage resulting from higher sales in both regions.

* Worldwide operating income was $97.7 million, or 1.23 percent of net sales compared to $57.4 million or 0.77 percent of net sales in the prior-year quarter. Non-GAAP operating income was $117.3 million, or 1.47 percent of net sales, compared to $94.2 million, or 1.27 percent of net sales in the prior-year quarter.

  The Americas: Operating income was $43.6 million, or 1.62 percent of net sales, compared to $37.8 million, or 1.46 percent of net sales in the prior-year quarter. Non-GAAP operating income was $36.3 million, or 1.35 percent of net sales, compared to $37.8 million, or 1.46 percent of net sales in the prior-year quarter.
  Europe: Operating income was $56.0 million, or 1.06 percent of net sales, compared to $23.0 million, or 0.47 percent of net sales in the prior-year quarter. Non-GAAP operating income was $82.9 million, or 1.57 percent of net sales, compared to $59.9 million, or 1.23 percent of net sales in the prior-year quarter.
  Stock-based compensation expense was $1.9 million, compared to $3.5 million in the prior-year quarter. These expenses are presented as a separate line item in the company's segment reporting (see GAAP to non-GAAP reconciliation in the financial tables of this press release).

* Net income was $109.8 million, or $2.87 per diluted share, compared to $44.4 million, or $1.17 per diluted share in the prior-year quarter. Non-GAAP net income was $80.4 million, or $2.10 per diluted share, compared to $58.5 million or $1.53 per diluted share in the prior-year quarter.

* Net cash provided by operations during the fourth quarter was $113 million.

Financial Highlights for the Fiscal Year Ended January 31, 2014:

* Net Sales for the fiscal year ended January 31, 2014, were $26.8 billion, an increase of 6 percent from the prior-year period. Excluding the net sales of SDG from both fiscal years, net sales decreased approximately 1 percent from the prior fiscal year. Excluding net sales of SDG and the positive impact of the strengthening of certain foreign currencies against the U.S. dollar, net sales decreased approximately 3 percent from the prior fiscal year.

  The Americas: Net sales were $10.2 billion (38 percent of worldwide net sales), an increase of 4 percent from the prior fiscal year. The increase in net sales is primarily attributable to a partial recovery of market share beginning in the second quarter of fiscal 2014 that was lost after the Company's implementation of the final modules of SAP within its U.S. operations during the second quarter of fiscal 2013.
  Europe: Net sales were $16.6 billion (62 percent of worldwide net sales), an increase of 7 percent (an increase of 4 percent in euros) from the prior fiscal year. SDG contributed approximately $2.3 billion (approximately 1.7 billion euros) to fiscal 2014 net sales. Excluding SDG from both fiscal year periods, net sales in the "legacy" European operations decreased approximately 4 percent in U.S. dollars and approximately 7 percent in euros from the prior fiscal year. The decline is primarily attributable to weak economic conditions in certain countries, as well as a decline in market share in several of the Company's operations due to competitive pressures and a focus on gross margin percentage.

* Gross margin for the fiscal year was 5.08 percent compared to 5.14 percent in the prior-year period. The slight decline in gross margin is primarily attributable to product mix changes and a competitive environment, particularly in the Americas.

* SG&A for the fiscal year was $1,116.6 million, or 4.16 percent of net sales, compared to $1,009.9 million, or 3.98 percent of net sales in the prior fiscal year. Non-GAAP SG&A was $1,087.4 million, or 4.05 percent of net sales, compared to $992.8 million, or 3.92 percent of net sales in the prior fiscal year. The increase in SG&A as a percentage of net sales is primarily due to the impact of the SDG acquisition completed in the fourth quarter of fiscal 2013, as well as a lack of operating leverage resulting from decreased sales in the Company's legacy European operations during the first three quarters of fiscal 2014.

* Worldwide operating income for the fiscal year was $227.5 million, or 0.85 percent of net sales, compared to $263.7 million, or 1.04 percent of net sales in the prior fiscal year. Non-GAAP operating income was $274.9 million, or 1.03 percent of net sales, compared to $310.3 million, or 1.22 percent of net sales in the prior fiscal year.

  The Americas: Operating income was $156.1 million, or 1.53 percent of net sales, compared to $150.1 million, or 1.53 percent of net sales in the prior fiscal year. Non-GAAP operating income was $134.0 million, or 1.32 percent of net sales, compared to $150.1 million, or 1.53 percent of net sales in the prior fiscal year.
  Europe: Operating income was $80.2 million, or 0.48 percent of net sales, compared to $127.3 million, or 0.82 percent of net sales in the prior fiscal year. Non-GAAP operating income was $149.8 million, or 0.90 percent of net sales, compared to $173.8 million, or 1.12 percent of net sales in the prior fiscal year.
  Stock-based compensation expense was $8.9 million, compared to $13.6 million in the prior fiscal year.

* Net income for the fiscal year was $179.9 million, or $4.71 per diluted share, compared to $176.3 million, or $4.50 per diluted share in the prior fiscal year. Non-GAAP net income was $173.0 million, or $4.52 per diluted share, compared to $197.5 million or $5.04 per diluted share in the prior fiscal year.

* Net cash provided by operations during fiscal 2014 was $379 million.

* Return on invested capital on a trailing twelve month basis was 10 percent.

"I am pleased to report a strong finish to the fiscal year," said Robert M. Dutkowsky, chief executive officer. "Solid execution in both regions, bolstered by selected market share gains in the U.S., along with new product additions and a more stable European IT demand environment contributed to a record quarter. Worldwide sales of nearly $8 billion - the highest quarterly sales in our company's history – drove excellent operating leverage and delivered record non-GAAP earnings. Our fourth quarter performance highlights the increased seasonality of our business, the resiliency of our operating model, and our team's ability to deliver strong results in a rapidly evolving IT environment. With many of the headwinds we faced in fiscal 2014 behind us, we are pleased with the momentum of our business as we enter fiscal year 2015."

Business Outlook

For the first quarter ending April 30, 2014, the Company expects year-over-year sales growth of mid-single-digits in the Americas and low-single-digits in Europe, in euros. The Company also expects the gross margin percentage to be in line with recent levels, a non-GAAP effective tax rate of 38 to 40 percent and the average U.S. dollar to euro currency exchange rate to be $1.37 to €1.00. For fiscal 2015, the Company expects a non-GAAP effective tax rate of 31 to 33 percent.

Webcast Details

Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the fourth quarter and fiscal year ended January 31, 2014. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company's operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company, exclude acquisition-related intangible assets amortization expense, restatement-related expenses, deferred tax valuation allowance adjustments, LCD litigation settlements and VAT assessments, including the associated interest expense. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company's Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's business outlook. These statements are subject to risks and uncertainties, including the risks identified in the Company's most recent Annual Report on Form 10-K filed April 9, 2014. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this press release. The Company does not undertake to update or revise these statements to reflect subsequent developments.

About Tech Data

Tech Data Corporation is one of the world's largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value added services enable 120,000 resellers in more than 100 countries to efficiently and cost effectively support the diverse technology needs of end users. Tech Data generated $26.8 billion in net sales for the fiscal year ended January 31, 2014, and is ranked No. 119 on the Fortune 500®. To learn more, visit www.techdata.com, or follow us on Facebook and Twitter.

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2014	2013	2014	2013

Net sales	$7,973,107	$ 7,442,372	$26,821,904	$ 25,358,329
Cost of products sold	7,575,091	7,071,398	25,459,558	24,055,275
Gross profit	398,016	370,974	1,362,346	1,303,054
Operating expenses:
Selling, general and administrative expenses	288,044	284,156	1,116,553	1,009,872
Restatement-related expenses and LCD settlements, net	12,229	--	18,280	--
Value added tax assessment	--	29,462	--	29,462
	300,273	313,618	1,134,833	1,039,334
Operating income	97,743	57,356	227,513	263,720
Interest expense	7,155	19,276	26,606	30,126
Other (income) expense, net	(1,482)	1,011	(3,402)	4,128
Income before income taxes	92,070	37,069	204,309	229,466
Provision (benefit) for income taxes	(17,691)	(7,372)	24,377	46,426
Consolidated net income	109,761	44,441	179,932	183,040
Net income attributable to noncontrolling interest	--		--	(6,785)
Net income attributable to shareholders of Tech Data Corporation	$ 109,761	$ 44,441	$ 179,932	$ 176,255

Net income per common share attributable to shareholders of Tech Data Corporation:
Basic	$ 2.88	$ 1.18	$ 4.73	$ 4.53
Diluted	$ 2.87	$ 1.17	$ 4.71	$ 4.50
Weighted average common shares outstanding:
Basic	38,066	37,790	38,020	38,871
Diluted	38,274	38,091	38,228	39,180

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)

	January 31,	January 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 570,101	$ 340,564
Accounts receivable, less allowances of $58,754 and $58,284	3,215,729	3,215,920
Inventories	2,450,782	2,254,510
Prepaid expenses and other assets	232,423	334,431
Total current assets	6,469,035	6,145,425
Property and equipment, net	77,631	84,395
Other assets, net	623,000	601,140
Total assets	$ 7,169,666	$ 6,830,960

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 3,959,410	$ 3,657,251
Accrued expenses and other liabilities	614,697	620,167
Revolving credit loans and current maturities of long-term debt, net	43,481	167,522
Total current liabilities	4,617,588	4,444,940
Long-term debt, less current maturities	354,121	354,458
Other long-term liabilities	99,346	113,193
Total liabilities	$ 5,071,055	$ 4,912,591
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,239,085 shares issued at January 31, 2014 and January 31, 2013	$ 89	$ 89
Additional paid-in capital	675,597	680,715
Treasury Stock, at cost (21,177,130 and 21,436,566 shares at January 31, 2014 and 2013)	(894,936)	(905,900)
Retained earnings	1,993,290	1,813,358
Accumulated other comprehensive income	324,571	330,107
Total shareholders' equity	2,098,611	1,918,369
Total liabilities and shareholders' equity	$ 7,169,666	$ 6,830,960

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Selling, general and administrative expenses ("SG&A")	Three months ended
	January 31, 2014	January 31, 2013
Net Sales	$ 7,973,107	$ 7,442,372
GAAP SG&A	288,044	284,156
Acquisition-related amortization of intangibles	(7,313)	(7,365)
Non-GAAP SG&A	$ 280,731	$ 276,791

GAAP SG&A percentage of net sales	3.61%	3.82%
Non-GAAP SG&A percentage of net sales	3.52%	3.72%

	Fiscal year ended
Selling, general and administrative expenses ("SG&A")	January 31, 2014	January 31, 2013
Net Sales	$ 26,821,904	$ 25,358,329
GAAP SG&A	$ 1,116,553	$ 1,009,872
Acquisition-related amortization of intangibles	(29,144)	(17,074)
Non-GAAP SG&A	$ 1,087,409	$ 992,798

GAAP SG&A percentage of net sales	4.16%	3.98%
Non-GAAP SG&A percentage of net sales	4.05%	3.92%

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Q4 FY14 - Three months ended January 31, 2014
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,699,540	$ 5,273,567		$ 7,973,107
GAAP operating income(1)	$ 43,627	$ 56,025	$ (1,909)	$ 97,743
Restatement-related expenses	5,130	19,696		24,826
Acquisition-related amortization of intangibles	170	7,143		7,313
LCD settlements	(12,597)	--		(12,597)
Total non-GAAP operating income adjustments	$ (7,297)	$ 26,839		$ 19,542
Non-GAAP operating income	$ 36,330	$ 82,864	$ (1,909)	$ 117,285
GAAP operating margin	1.62%	1.06%		1.23%
Non-GAAP operating margin	1.35%	1.57%		1.47%

(1) GAAP operating income does not include stock compensation expense at the regional level.

	Q4 FY13 - Three months ended January 31, 2013
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,590,616	$ 4,851,756		$ 7,442,372
GAAP operating income(1)	$ 37,785	$ 23,035	$ (3,464)	$ 57,356
Acquisition-related amortization of intangibles	--	7,365		7,365
VAT assessment	--	29,462		29,462
Total non-GAAP operating income adjustments	$ --	$ 36,827		$ 36,827
Non-GAAP operating income	$ 37,785	$ 59,862	$ (3,464)	$ 94,183
GAAP operating margin	1.46%	0.47%		0.77%
Non-GAAP operating margin	1.46%	1.23%		1.27%

(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	FY14 - Twelve months ended January 31, 2014
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 10,188,618	$ 16,633,286		$ 26,821,904
GAAP operating income(1)	$ 156,143	$ 80,228	$ (8,858)	$ 227,513
Restatement-related expenses	13,227	40,564		53,791
Acquisition-related amortization of intangibles	170	28,974		29,144
LCD settlements	(35,511)	--		(35,511)
Total non-GAAP operating income adjustments	$ (22,114)	$ 69,538		$ 47,424
Non-GAAP operating income	$ 134,029	$ 149,766	$ (8,858)	$ 274,937
GAAP operating margin	1.53%	0.48%		0.85%
Non-GAAP operating margin	1.32%	0.90%		1.03%

(1) GAAP operating income does not include stock compensation expense at the regional level.

	FY13 - Twelve months ended January 31, 2013
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 9,823,515	$ 15,534,814		$ 25,358,329
GAAP operating income(1)	$ 150,055	$ 127,281	$ (13,616)	$ 263,720
Acquisition-related amortization of intangibles	--	17,074		17,074
VAT assessment	--	29,462		29,462
Total non-GAAP operating income adjustments	$ --	$ 46,536		$ 46,536
Non-GAAP operating income	$ 150,055	$ 173,817	$ (13,616)	$ 310,256
GAAP operating margin	1.53%	0.82%		1.04%
Non-GAAP operating margin	1.53%	1.12%		1.22%

(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

	Three months ended
	January 31, 2014			January 31, 2013
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 97,743	$ 109,761	$ 2.87	$ 57,356	$ 44,441	$ 1.17
LCD Settlements	(12,597)	(7,810)	(0.20)	--	--	--
Acquisition-related amortization of intangibles	7,313	5,337	0.14	7,365	5,377	0.14
Restatement-related expenses	24,826	18,381	0.48	--	--	--
VAT assessment and interest expense	--	--	--	29,462	33,766	0.89
Reversal of deferred tax valuation allowances	--	(45,303)	(1.18)	--	(25,128)	(0.66)
Non-GAAP results	$ 117,285	$ 80,366	$ 2.10	$ 94,183	$ 58,456	$ 1.53

	Fiscal year ended
	January 31, 2014			January 31, 2013
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 227,513	$ 179,932	$ 4.71	$ 263,720	$ 176,255	$ 4.50
LCD Settlements	(35,511)	(22,017)	(0.58)	--	--	--
Acquisition-related amortization of intangibles	29,144	21,305	0.56	17,074	12,559	0.32
Restatement-related expenses	53,791	39,038	1.02	--	--	--
VAT assessment and interest expense	--	--	--	29,462	33,766	0.86
Reversal of deferred tax valuation allowances	--	(45,303)	(1.19)	--	(25,128)	(0.64)
Non-GAAP results	$ 274,937	$ 172,955	$ 4.52	$ 310,256	$ 197,452	$ 5.04

Return on Invested Capital (ROIC)
(In thousands)

Twelve months ended
January 31, 2014
Non-GAAP Net Operating Profit After Tax (NOPAT):
Non-GAAP Operating Income	$ 274,937
Non-GAAP effective tax rate	31.5%
Non-GAAP NOPAT	$ 188,332

Average Invested Capital:
Short-term debt (5-qtr average)	$ 66,601
Long-term debt (5-qtr average)	354,242
Non-GAAP Shareholders' Equity (5-qtr average)	1,973,198
Total average capital	2,394,041
Less: Cash (5-qtr average)	(459,011)
Average invested capital less average cash	$ 1,935,030
ROIC	10%
CONTACT: Jeffery P. Howells, Executive Vice President and Chief Financial Officer
         727-538-7825 (jeff.howells@techdata.com) or

         Arleen Quinones, Vice President, Investor Relations and Shareholder Services
         727-532-8866 (arleen.quinones@techdata.com)